UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
_________________________

Date of Report (Date of earliest event reported):  October 28, 2021

WORLD FUEL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-09533 (Commission File Number)	59-2459427 (I.R.S. Employer Identification No.)

9800 N.W. 41st Street Miami, Florida (Address of principal executive offices)	33178 (Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	INT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2021, World Fuel Services Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with World Fuel Services, Inc., a wholly-owned subsidiary of the Company (“Buyer”), Flyers Energy Group, LLC (“Flyers Energy”), the direct equity holders of Flyers Energy and certain indirect equity holders of Flyers Energy, pursuant to which Buyer has agreed to acquire all of the outstanding equity interests in Flyers Energy (the “Acquisition”).

The purchase price (“Purchase Price”) payable by Buyer in the Acquisition is $773 million, subject to customary adjustments relating to net working capital, indebtedness and transaction expenses.  Buyer in its sole discretion may elect to satisfy up to $50 million of the Purchase Price through the delivery of common stock of the Company.

The closing of the Acquisition is subject to the satisfaction of certain conditions, including, among others: (1) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (2) the accuracy of representations and warranties of, and performance of covenants by, the other parties (in each case, subject to certain qualifications, if applicable); and (3) the absence of a continuing material adverse effect.

The parties to the Purchase Agreement have provided customary representations, warranties and indemnities in the Purchase Agreement.  $100 million of the Purchase Price will be held back at the closing of the Acquisition by Buyer to satisfy potential indemnification and other obligations of the equity holders of Flyers Energy under the Purchase Agreement, with one-half of such holdback to be released on the first anniversary of the closing of the Acquisition and the remainder of such holdback to be released on the second anniversary of the closing of the Acquisition, in each case subject to reduction in respect of amounts claimed under the Purchase Agreement.

The Purchase Agreement contains certain termination rights for the parties, including, but not limited to, (1) in the event that the Acquisition has not been consummated on or prior to April 1, 2022 or (2) the other parties breach their representations, warranties, covenants or agreements and such breach would cause certain conditions not to be satisfied, subject to certain specified cure rights.

Item 7.01.	Regulation FD Disclosure.

On October 28, 2021, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

This information and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description

99.1	Press release, dated October 28, 2021.

104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2021	World Fuel Services Corporation

	By:	/s/ Ira M. Birns
Ira M. Birns
Executive Vice President and Chief Financial Officer